UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

According to Amendment No. 16 (“Amendment No. 16”) to the Schedule 13D/A filed on May 25, 2022 by TotalEnergies SE (“TotalEnergies”), on May 24, 2022, TotalEnergies Solar INTL SAS (“TotalEnergies Solar,” an affiliate of TotalEnergies) agreed to sell 50% less one unit of the equity interests in Sol Holding, LLC (“HoldCo”) to GIP III Sol Acquisition, LLC (“Purchaser” and such transaction, the “Transaction”). According to Amendment No. 16, HoldCo is the record holder of 87,955,456 shares of common stock of SunPower Corporation, a Delaware corporation (the “Company”), par value $0.001. According to Amendment No. 18 to the Schedule 13D/A filed by TotalEnergies on September 15, 2022, in connection with the completion of the Transaction, TotalEnergies Renewables USA, LLC and Purchaser have agreed to, among other things, take all actions necessary to cause HoldCo to designate and elect to the Company’s board of directors (the “Board”) such individuals as HoldCo is entitled to appoint pursuant to the Affiliation Agreement (the “Affiliation Agreement”), dated April 28, 2011, as amended, between TotalEnergies Solar and the Company; provided, however, that for so long as HoldCo is entitled to appoint at least five directors to the Company’s Board, Purchaser shall have the right to appoint two of such five directors. On September 23, 2022, François Badoual and Laurent Wolffsheim resigned from the Board of the Company, and on September 26, 2022, the Board appointed Jonathan Bram and Nathaniel Anschuetz to serve as members of the Board. Mr. Badoual and Mr. Wolffsheim had served as designees of TotalEnergies Solar, pursuant to the Affiliation Agreement, and Mr. Bram and Mr. Anschuetz replaced them as two of TotalEnergies Solar’s designees on the Board.

Mr. Bram is a founding partner of Global Infrastructure Partners (“GIP”), a leading independent infrastructure fund manager which manages $84 billion for its investors. GIP is a leading investor in renewables globally and has a current portfolio of 18 gigawatts in operation and 175 gigawatts in development. Mr. Bram serves on GIP’s Investment and Operating Committees and chairs the Investment Committee of its credit funds. Prior to the formation of GIP in 2006, Mr. Bram spent 15 years at Credit Suisse as a managing director in the Investment Banking Division, where he served in a variety of positions including co-head of the Global Industrial and Services Group, chief operating officer of the Investment Banking Division, and co-head of corporate finance for the 150-person U.S. Energy Group. He has experience financing and investing in renewables companies and projects that utilize wind, solar, geothermal, and hydroelectric technologies.

Mr. Bram holds a B.A. in economics from Columbia College. He is the chairman of the board of directors of Clearway Energy, Inc. and a board member of Chilean Renovables, and he previously served on the boards of Terra-Gen Power, Guacolda Energy, and Channelview Cogeneration. Mr. Bram is a Class I director, serving until the Company’s annual meeting of stockholders to be held in 2024, and is a member of the Compensation Committee of the Board.

Mr. Anschuetz is a principal at GIP. Prior to joining GIP in 2012, Mr. Anschuetz was an analyst in the Power & Utilities Coverage Group at Citigroup from June 2010 through June 2012.

Mr. Anschuetz holds a B.A. in economics and operations research and a concentration in sustainable development from Columbia College. He is a member of the board of directors of Clearway Energy, Inc., Clearway Energy Group, LLC, and Eolian, L.P. Mr. Anschuetz is a Class III director, serving until the Company’s annual meeting of stockholders to be held in 2023, and is a member of the Nominating and Corporate Governance Committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: September 28, 2022	By:	/S/ JENNIFER RAPPOPORT COLIMON
	Name:	Jennifer Rappoport Colimon
	Title:	Interim General Counsel and Corporate Secretary